EXHIBIT 99.1

News Release

First Solar to Review Alternatives for the Sale of its Interests in 8point3 Energy Partners

•	Seeks to fully align resources and capital in support of transition to Series 6 offering

•	Remains firmly committed to utility-scale project development business

TEMPE, Ariz., April 5, 2017 – First Solar, Inc. (Nasdaq: FSLR) announced today that it, working together with its financial and legal advisors, is reviewing alternatives for the sale of its interests in 8point3 Energy Partners. First Solar will coordinate this review with its partner SunPower.

In recent months, First Solar has taken actions to strategically align the company’s resources and capital in support of its transition to its new Series 6 product offering.

As a continuation of these efforts First Solar is exploring options for the sale of its interests in 8point3 in order to refocus resources on Series 6 objectives and allow for faster recycling of systems business capital. This capital would support the planned transition to Series 6 production and provide additional funding for the expected deployment of multiple gigawatts of Series 6 capacity over the next several years. First Solar intends to accelerate the return of capital from its systems business by selling projects earlier in the construction phase. This includes the California Flats and Cuyama projects, which have been formally offered to 8point3. If 8point3 is unable to acquire these projects, First Solar expects to sell these projects to third parties.

“We remain committed to developing, constructing and selling utility-scale solar power plants,” said Mark Widmar, CEO of First Solar. “Series 6 has the potential to be a transformational product and provide attractive returns to our shareholders. As we accelerate the cash conversion cycle from our systems business we will further enable this important transition in our business. We want to thank SunPower for their partnership in forming 8point3, which has a portfolio of high quality solar assets and proven operating performance. We look forward to working cooperatively with them through this process.”

The consideration of a potential sale of its interests in 8point3 by First Solar is at a preliminary stage and may not result in any transaction being proposed or, even if proposed, consummated. First Solar does not intend to disclose further developments with respect to this evaluation process except to the extent a specific course of action is approved, the process is concluded or it is required by law or otherwise deemed appropriate. The First Solar-appointed directors and officers of the general partner of 8point3 Energy Partners LP remain committed to prudently managing 8point3 throughout this evaluation process.

About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; our ability to expand manufacturing capacity worldwide; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A “Risk Factors,” of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

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